Exhibit 99.(j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to us in this Registration Statement on Form N-1A of Burnham Investors Trust under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 2010